EXHIBIT 10.44
[FORM AWARD AGREEMENT]

Performance LTIP Unit Award Agreement
This Performance LTIP Unit Award Agreement (this “Award Agreement”) is made and entered into as of _____________, 20__ by and between Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Partnership”) and _____________ (the “Participant”). All capitalized terms in this Award Agreement shall have the meanings assigned to them herein. Capitalized terms not defined herein shall have the meanings assigned to them in the Company’s 2013 Equity Incentive Plan, as the same may be amended from time to time (the “Plan”), unless otherwise indicated herein. This Award Agreement is subject to the terms and conditions of the Plan and the Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, as the same may be amended from time to time (the “Operating Agreement”).
Grant Date: _____________
Total Number of LTIP Units (as defined in the Operating Agreement): ___________ of which, the Target Number of LTIP Units shall be deemed equal to: ___________ (“Target Number of LTIP Units”)
Performance Period: _____________– _____________, unless shortened to a Shortened Performance Period as defined in Section 6.1

Purchase Price: $[________] ($0.05 per LTIP Unit)

1.Grant. Pursuant to the terms and conditions of this Award Agreement and the terms and conditions of the Plan and the Operating Agreement, the Company hereby grants the Participant all rights, title and interest in the record and beneficial ownership of the number of LTIP Units set forth above which shall remain subject to forfeiture to the extent the performance goals described in Section 3 (or as calculated pursuant to Section 6) are not achieved. This grant of LTIP Units is made in consideration of the services to be rendered by the Participant to the Company, Ashford Inc. (“Advisor”) and/or their respective Affiliates and is subject to the terms and conditions of the Plan and the Operating Agreement. It is intended that the LTIP Units granted hereunder will constitute “profits interests” for all U.S. federal tax purposes and as specifically described in Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191.
2.Purchase Price. It shall be a condition subsequent to the grant of the LTIP Units hereunder that Participant pays to the Company the full amount of the Purchase Price within thirty (30) days following the Grant Date.
3.Vesting; Performance Goals. Except as otherwise set forth in Section 6 below, and subject to the Participant not experiencing a Termination of Service through the last day of the Performance Period, the number of LTIP Units that vest shall be equal to the Target

Number of LTIP Units multiplied by the applicable TSR Multiplier (as described below), with straight line interpolation between the TSR Multipliers set forth below for achievement of any Company percentile ranking between the values set forth below. In no event may more than the Total Number of LTIP Units set forth above vest hereunder. All LTIP Units (and accumulated distributions with respect thereto) that fail to vest in accordance with this Section 3 (or in accordance with Section 6) shall be automatically forfeited by the Participant for no consideration immediately following the Committee’s certification of the relevant TSR Multiplier. For the purposes of this Award Agreement, “Termination of Service” shall mean the Participant’s termination of service or employment with the Company for any reason.
3.1    Peer Companies. The applicable TSR Multiplier shall be as set forth in the table in Section 3.3 below (with straight line interpolation between the TSR Multipliers set forth below), based on the Company’s percentile ranking determined by comparing the Company’s Total Stockholder Return realized over the Performance Period or the Shortened Performance Period, as applicable, to the Total Stockholder Return realized over the Performance Period or the Shortened Performance Period, as applicable, by each of the following peer companies: Chesapeake Lodging Trust, DiamondRock Hospitality Company, LaSalle Hotel Properties, Pebblebrook Hotel Trust, and Sunstone Hotel Investors, Inc. (collectively, the “Peer Group Companies,” subject to adjustment pursuant to Section 3.4 below). For purposes of clarity, the Company’s performance will be compared to that of the peers (using the percent rank function in Microsoft Excel), with the Company's performance included in the calculation of peer company performance (i.e., Company performance vs. peers).
3.2    Total Stockholder Return. For purposes of determining the Company’s percentile ranking “Total Stockholder Return” or “TSR” means, with respect to each share of Common Stock and each share of common stock of each of the peer companies, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period or the Shortened Performance Period, as applicable. For purposes of calculating Total Stockholder Return, the beginning stock price will be based on the relevant company’s average closing stock price for the 10 trading days immediately preceding the first trading day of the Performance Period on the principal stock exchange on which the stock then trades and the ending stock price will be based on the relevant company’s average closing stock price for the 10 trading days immediately preceding the last trading day of the Performance Period or the Shortened Performance Period, as applicable, on the principal stock exchange on which the stock then trades. Dividends will be reinvested at the closing price of the last day of the month after the “ex dividend” date. All cash special dividends shall be treated like regular dividends. All spin-offs or share-based dividends shall be assumed to be sold on the issue date and reinvested in the issuing company that same date.

3.3    TSR Multiplier.

Company’s Percentile Ranking	TSR Multiplier
0 - less than 20	0
20	0.30
35	0.65
50	1.00
65	1.43
75	1.71
Equal to or greater than 85	2.00

3.4    Adjustments to the Peer Group. The Peer Group Companies shall be modified in the following events:
(a)    In the event of a merger, acquisition or business combination of a Peer Group Company with or by another Peer Group Company, the surviving entity shall remain a Peer Group Company and the non-surviving entity shall no longer be a Peer Group Company.
(b)    In the event of a merger of a Peer Group Company with an entity that is not a Peer Group Company, or the acquisition or business combination transaction of a Peer Group Company by or with an entity that is not a Peer Group Company, in each case where the Peer Group Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Group Company.
(c)    In the event of a merger or acquisition or business combination transaction of a Peer Group Company by or with an entity that is not a Peer Group Company or a “going private” transaction involving a Peer Group Company, in each case where the Peer Group Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Group Company.
(d)    In the event a Peer Group Company, (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; (iii) is the subject of a stockholder approved plan of liquidation or dissolution; (iv) ceases to conduct substantial business operations or (v) is delisted from either the New York Stock Exchange (NYSE) or the National Association of Securities Dealers Automated Quotations (NASDAQ), in each case, the company will remain a Peer Group Company and the TSR for the Performance

Period or the Shortened Performance Period, as applicable, will be negative one hundred percent (-100%).
(e)    For any situations not addressed in Section 3.4(a) – (d), the Committee shall have the authority to make appropriate adjustments to the extent necessary.
4.Distributions. Prior to vesting of LTIP Units, all distributions with respect to LTIP Units shall be held back by the Partnership and shall be subject to the same vesting requirements and forfeiture restrictions as the underlying LTIP Units. In the event that the underlying LTIP Units vest, accumulated distributions thereon shall be deemed distributed to Participant in cash and such cash used by Participant immediately thereafter to purchase such number of Common Partnership Units (as defined in the Operating Agreement) with an aggregate fair market value as of the date of vesting of the underlying LTIP Units equal to the amount of cash deemed distributed. For the purposes of the forgoing sentence, the Common Partnership Units shall be valued using their average value for the ten (10) consecutive trading days immediately preceding the date of vesting determined in accordance with the Operating Agreement.
5.Operating Agreement; Rights as LTIP Unitholder. Participant acknowledges and agrees that Participant’s LTIP Units acquired pursuant to this Award Agreement shall be subject to this Award Agreement, the Plan and the Operating Agreement (a copy of which has been provided to Participant as of the Grant Date). Participant acknowledges having received a copy of the Operating Agreement and having read the Operating Agreement in its entirety. Upon acceptance of Participant’s LTIP Units and execution of this Award Agreement, Participant will automatically become a party to the Operating Agreement as an LTIP Unitholder (as defined in the Operating Agreement) and will be bound by all of the terms and conditions of the Operating Agreement. Participant agrees to execute, in connection with the Award granted hereunder, such further documentation as reasonably requested by the Company or by the Partnership (or its general partner) to evidence the admission of Participant to the Partnership as an LTIP Unitholder. Participant shall have all the rights of an LTIP Unitholder with respect to Participant’s LTIP Units upon the Grant Date, provided that all other conditions to the issuance, including the forfeiture provisions contained herein and in the Operating Agreement have been satisfied.
6.Acceleration of Vesting.
6.1    Definitions.

(i)
For the purposes of this Section 6, “Involuntary Termination” means (A) at a time that the Participant is otherwise willing and able to continue providing services, a Termination of Service by the Company without Cause and without the consent of Advisor (including in connection with the Participant’s termination as an officer of the Company or the termination of the Third Amended and Restated Advisory Agreement between the Company and Advisor dated June 10, 2015, as may be amended from time to time (the “Advisory Agreement”), other than a termination by the Company for the reasons described in Section 12(c)(ii)-(vi) of the Advisory Agreement) or (B) a Termination of Service by Participant for Good Reason.

(ii)
The “Shortened Performance Period” means the beginning of the Performance Period through the date immediately prior to the earliest to occur of (A) a Change of Control of the Company (as defined in the Plan), (B) a change of control of Advisor (as defined in any employment or other written agreement between the Participant and Advisor (the “Employment Agreement”)) if such change of control of Advisor results in the vesting of this Award under the terms of the Employment Agreement, (C) Participant’s Involuntary Termination, death or Disability or (D) Participant’s involuntary termination of employment from Advisor if such involuntary termination results in the vesting of this Award under the terms of the Employment Agreement.

6.2    Change of Control. In the event of a Change of Control of the Company prior to the end of the Performance Period, (i) the TSR Multiplier shall be determined in accordance with Section 3 calculated based on actual performance during the Shortened Performance Period and (ii) the number of LTIP Units that vest in accordance with Section 3 using the TSR Multiplier for the Shortened Performance Period shall vest immediately prior to the closing of such Change of Control. If a change of control of Advisor (as defined in the Employment Agreement) causes vesting of this Award under the Employment Agreement prior to the end of the Performance Period, this Award shall vest in accordance with the Employment Agreement and, to the extent not specifically addressed in the Employment Agreement, the number of LTIP Units that vest shall be the number of LTIP Units that vest in accordance with Section 3 using the TSR Multiplier for the Shortened Performance Period (which shall be determined in accordance with Section 3 calculated based on actual performance during the Shortened Performance Period).
6.3    Termination of Service. In the event of the Participant’s (i) Involuntary Termination or (ii) death or Disability prior to the end of the Performance Period, a number of LTIP Units shall vest on the date of such event equal to the greater of (A) the Target Number of LTIP Units, without any adjustment for achievement of any TSR Multiplier and (B) the number of LTIP Units that vest in accordance with Section 3 using the TSR Multiplier for the Shortened Performance Period (which shall be determined in accordance with Section 3 calculated based on actual performance during the Shortened Performance Period). If an involuntary termination of employment from Advisor causes vesting of this Award under the Employment Agreement prior to the end of the Performance Period, this Award shall vest in accordance with the Employment Agreement and, to the extent not specifically addressed in the Employment Agreement, the number of LTIP Units that shall vest shall be the greater of (x) the Target Number of LTIP Units, without any adjustment for achievement of any TSR Multiplier, and (y) the number of LTIP Units that vest in accordance with Section 3 using the TSR Multiplier for the Shortened Performance Period (which shall be determined in accordance with Section 3 calculated based on actual performance during the Shortened Performance Period).

7.Withholding. If the Company determines that it is obligated to withhold any tax in connection with the grant, vesting or settlement of the Award, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state, local and other withholding obligations. The Participant may satisfy any federal, state, local or other tax withholding obligation relating to the Award hereunder by tendering cash payment to the Company or by any of the following means: (i) authorizing the Company to withhold LTIP Units from the LTIP Units otherwise retained by the Participant hereunder; provided, however, that no LTIP Units are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (ii) delivering to the Company previously owned and unencumbered LTIP Units. The Company also has the right to withhold from any other compensation payable to the Participant.
8.Tax Liability. Notwithstanding any action the Company takes with respect to any or all tax or other tax-related withholding with respect to LTIP Units (“Tax-Related Items”), the ultimate liability for all Tax-Related Items (and any associated penalties and interest) is and remains the Participant’s responsibility, and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of LTIP Units, distributions with respect to LTIP Units, or the subsequent sale or other disposition of any such LTIP Units acquired hereunder; and (ii) does not commit to structure the Awards to reduce or eliminate the Participant’s liability for Tax-Related Items.
9.No Right to Continued Service. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to be retained in any capacity as a service provider to the Company, Advisor or any of their respective Affiliates. Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company, Advisor or any of their respective Affiliates to terminate the Participant’s service at any time, with or without Cause.
10.Transferability. The Award and the LTIP Units may not be transferred otherwise than as permitted under the Operating Agreement.
11.Compliance with Law. The grant and any forfeiture of LTIP Units hereunder shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws. No LTIP Units shall be issued pursuant to this Award unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register any units with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
12.Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Award Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company at the time such notice is to be delivered.

Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
13.Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Maryland without regard to conflict of law principles.
14.Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
15.Award Subject to Plan and Operating Agreement. This Award Agreement is subject to the Plan as approved by the Company’s shareholders and the Operating Agreement. The terms and provisions of the Plan and the Operating Agreement as each may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or a term or provision of the Operating Agreement, the applicable terms and provisions of the Plan or the Operating Agreement will govern and prevail.
16.Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award Agreement may be transferred in accordance with Section 10.
17.Severability. The invalidity or unenforceability of any provision of the Plan, the Operating Agreement or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan, Operating Agreement or this Award Agreement, and each provision of the Plan, Operating Agreement and this Award Agreement shall be severable and enforceable to the extent permitted by law.
18.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of LTIP Units under this Award Agreement does not create any contractual right or other right to receive any LTIP Units or other awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan or Operating Agreement shall not constitute a change or impairment of the terms and conditions of the Participant’s service with the Company, Advisor and/or their respective Affiliates.
19.No Guarantee of Tax Consequences. The Company, its Affiliates, the Board and the Committee make no commitment or guarantee to the Participant (or to any other person claiming through or on behalf of the Participant) that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for benefits under this Award Agreement and assume no liability or responsibility whatsoever for the tax consequences to the Participant (or to any other person claiming through or on behalf of the

Participant). Notwithstanding anything herein to the contrary, the Company does not guarantee that any LTIP Unit intended to be a “profits interest” shall be treated as such for tax purposes, and none of the Company, any Affiliate thereof, the Board or the Committee shall indemnify any individual with respect to the tax consequences if they are not so treated.
20.Section 83(b) Election. It shall be a condition subsequent to the grant of LTIP Units hereunder that the Participant makes a timely election under Section 83(b) of the Code within thirty (30) days following the Grant Date in substantially the form attached hereto as Exhibit A with respect to the LTIP Units and to consult with the Participant’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code. The Participant acknowledges that it is the Participant’s sole responsibility, and not the responsibility of the Company or any of its Affiliates, to timely file the election under Section 83(b) of the Code even if the Participant requests the Company or any of its Affiliates or any of their respective managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing. The Participant agrees to provide the Company, on or before the due date for filing such election, proof that such election has been timely filed.
21.Claw-back Policy. This Award (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any LTIP Units) shall be subject to the provisions of any claw-back policy implemented by the Company, Advisor or any of their respective Affiliates, as applicable, including, without limitation, any claw-back policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.
22.Amendment. The Committee has the right, without the consent of the Participant, to amend, modify or terminate the Award, prospectively or retroactively; provided, that, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the value of the Award as of the date of such amendment or termination.
23.No Impact on Other Benefits. The value of the Participant’s Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit, as applicable, except as otherwise provided in any employment agreement, service agreement or similar agreement in effect between the Company, Advisor or any of their respective Affiliates and the Participant.
24.Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25.Headings. The headings in this Award Agreement are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
26.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, the Operating Agreement and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan, the Operating Agreement and this Award Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the Effective Date.

ASHFORD HOSPITALITY PRIME, INC.
By: _____________________ Name: Title:

ASHFORD PRIME OP GENERAL PARTNER LLC, as general partner of Ashford Hospitality Prime Limited Partnership
By: _____________________ Name: Title:

PARTICIPANT By: _____________________ Name:

Exhibit A
HOW TO MAKE A SECTION 83(b) ELECTION

The attached Section 83(b) election form was prepared pursuant to Section 1.83-2 of the Treasury Regulations. If you decide to make an election, you must do the following:
1. Fully complete, date and sign the election form as indicated. Type or print your name under the signature line on the form.
1.     Within 30 days of the issuance of LTIP Units to you, file the executed form with the Internal Revenue Service Center where you file your federal income tax returns. You are strongly urged to use certified mail, return receipt requested. You may enclose a copy of the completed form with your filing and ask the IRS to file-stamp the copy and to return it to you. You should enclose a self-addressed stamped envelope for this purpose.
2.     Forward a copy of the completed election form to the Company’s offices.
3.     Attach a copy of the completed election form to your federal income tax return for the year during which LTIP Units were issued to you. For example, if LTIP Units were issued to you during 2016, attach a copy of your completed election form to your 2016 federal income tax return.
4.     Timely file any forms or documents (if any) that may be necessary for state tax purposes.
Note that if you fail to file the completed election form with the IRS within the 30-day period discussed above, the election will be invalid, and the tax consequences will be determined as if no election were made. There is no grace period for making the election. None of the Company, the Employer or any affiliate of either of the foregoing is responsible for the filing of your election.

SECTION 83(b) ELECTION
The undersigned taxpayer hereby makes this election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.83-2 promulgated thereunder.
1.     Taxpayer’s general information:
•    Name: ________________________________________
•    Address: ______________________________________
______________________________________
•    Social Security # or Taxpayer ID #: __________________
2.     Description of Property with respect to which the election is being made:
•    [_____] LTIP Units (as defined in the Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, as amended from time to time (the “Partnership Agreement”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”) granted pursuant to the Partnership Agreement.
3.     Date on which the property was transferred: ________
4.     Taxable year for which the election is being made: _________
5.     Nature of restriction or restrictions to which the property is subject: the LTIP Units are subject to forfeiture and vesting based on achievement of certain financial metrics and the taxpayer’s continued employment or service relationship.
6.     The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse): $________ per unit x ______ units = $ ________.
7.     The amount (if any) paid for the property: $0.05 per unit x ______ units = $ ________.
8.     The amount to include in gross income is $ ________. (The result of the amount reported in Item 6 minus the amount reported in Item 7.)

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of the transfer of the property. A copy of the election also will be furnished to the Company. Additionally, the undersigned will include a copy of the election with his or her

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income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Internal Revenue Commissioner.
Dated: ____________________________
Signature: __________________________
Print Taxpayer Name: __________________

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